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                                                                Exhibit 11

                      ENGINEERED SUPPORT SYSTEMS, INC.
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                  (in thousands, except per share amounts)

                                                     Three Months Ended
                                                          January 31
                                                   -----------------------
                                                     2004           2003
                                                   -----------------------

NET INCOME:
    Continuing operations                          $15,743         $ 8,441
    Discontinued operations                                            137
                                                   -------         -------
                Total                              $15,743         $ 8,578
                                                   =======         =======

BASIC EARNINGS PER SHARE:
     Average basic shares outstanding               25,066          23,873
                                                   =======         =======

    Continuing operations                          $  0.63         $  0.35
    Discontinued operations                                           0.01
                                                   -------         -------
                Total                              $  0.63         $  0.36
                                                   =======         =======

DILUTED EARNINGS PER SHARE:
     Average basic shares outstanding               25,066          23,873
     Net effect of dilutive stock options (1)        2,486           1,395
                                                   -------         -------
                Total                               27,552          25,268
                                                   =======         =======

    Continuing operations                          $  0.57         $  0.33
    Discontinued operations                                           0.01
                                                   -------         -------
                Total                              $  0.57         $  0.34
                                                   =======         =======

(1) Based on the treasury stock method.
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